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PACIFIC ADVISORS FUND                                EXHIBIT 11(b) to Form N-CSR


Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     George A. Henning, Chairman and Chief Executive Officer, and Barbara A. Kelley, Chief Financial Officer, of Pacific Global Fund Inc. d/b/a Pacific Advisors Fund Inc. (the "Registrant"), each certify to the best of his and her knowledge that:

     1. The Registrant's periodic report on Form N-CSRS for the period ended June 30, 2004 (the "Form N-CSRS") fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSRS fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

     This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSRS filed with the Commission.


Date: September 8, 2004


Pacific Advisors Fund Inc.                 Pacific Advisors Fund Inc.

/s/ George A. Henning                      /s/ Barbara A. Kelley
------------------------------------       -------------------------------------
George A. Henning                          Barbara A. Kelley
Chairman and Chief Executive Officer       Chief Financial Officer